UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
December 16, 2016

PORTER BANCORP, INC.
(Exact Name of Registrant as specified in Charter)

Kentucky	001-33033	61-1142247
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2500 Eastpoint Parkway, Louisville, Kentucky	40223
(Address of principal executive offices)	(Zip code)

(502) 499-4800
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03       Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

An amendment to the articles of incorporation of Porter Bancorp, Inc. (the “Company”) to implement a 1-for-5 reverse stock split of the Company’s issued and outstanding Common Shares and Non-Voting Common Shares (“Reverse Stock Split”) took effect at 5:00 p.m. eastern time on Friday, December 16, 2016.  At that time:

•	Each Common Share issued and outstanding immediately before the effective time was automatically changed into one-fifth of a Common Share ("Post-Split Common Share");
•
Each Non-Voting Common Share issued and outstanding immediately before the Effective Time was automatically changed into one-fifth of a Non-Voting Common Share ("Post-Split Non-Voting Common Share"); and

•	Any fractional share resulting from those changes was rounded up to one whole Post-Split Common Share, or one whole Post-Split Non-Voting Common Share, as applicable.

The following table shows the number of the Company’s Common Shares and Non-Voting Common Shares issued and outstanding immediately before and after the Reverse Stock Split.

	Issued and Outstanding Before Reverse Stock Split	Issued and Outstanding After Reverse Stock Split

Common Shares	23,156,969	4,632,933
Non-Voting Common Shares	7,958,000	1,591,600

The Reverse Stock Split did not change the number of Common Shares and Non-Voting Common Shares the Company is authorized to issue.  The Company is currently authorized to issue 28,000,000 Common Shares and 10,000,000 Non-Voting Common Shares.  Shareholders have previously authorized our Board of Directors to increase the number of Common Shares and Non-Voting Common Shares the Company is authorized to issue without further shareholder approval to up to 86,000,000 Common Shares and 34,380,437 Non-Voting Common Shares.

Item 9.01       Financial Statements and Exhibits.

Exhibit	Description

3.1	Articles of Amendment to the Articles of Incorporation of Porter Bancorp, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PORTER BANCORP, INC.

Date: December 21, 2016	By	/s/ John T. Taylor
John T. Taylor
Chairman and Chief Executive Officer

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